                                                                   EXHIBIT 23(b)


                         BERGER ENHANCED PORTFOLIO TRUST

                           (A Delaware Business Trust)







                                     BYLAWS










                                  June 21, 2002

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I            NAME OF TRUST, PRINCIPAL OFFICE AND SEAL....................................................1
         Section 1.  Principal Office............................................................................1
         Section 2.  Delaware Office.............................................................................1
         Section 3.  Seal........................................................................................1

ARTICLE II           MEETINGS OF TRUSTEES........................................................................1
         Section 1.  Meetings....................................................................................1
         Section 2.  Action Without a Meeting....................................................................1
         Section 3.  Compensation of Trustees....................................................................2

ARTICLE III          COMMITTEES..................................................................................2
         Section 1.  Organization................................................................................2
         Section 2.  Executive Committee.........................................................................2
         Section 3.  Nominating Committee........................................................................2
         Section 4.  Audit Committee.............................................................................2
         Section 5.  Other Committees............................................................................2
         Section 6.  Proceedings and Quorum......................................................................2
         Section 7.  Compensation of Committee Members...........................................................3

ARTICLE IV           OFFICERS....................................................................................3
         Section 1.  General.....................................................................................3
         Section 2.  Election, Tenure and Qualifications of Officers.............................................3
         Section 3.  Vacancies and Newly Created Offices.........................................................3
         Section 4.  Removal and Resignation.....................................................................3
         Section 5.  Chairman....................................................................................3
         Section 6.  President...................................................................................3
         Section 7.  Vice President..............................................................................4
         Section 8.  Treasurer and Assistant Treasurers..........................................................4
         Section 9.  Secretary and Assistant Secretaries.........................................................4
         Section 10.  Subordinate Officers.......................................................................5
         Section 11.  Compensation of Officers...................................................................5
         Section 12.  Surety Bond................................................................................5

ARTICLE V            MEETINGS OF SHAREHOLDERS....................................................................5
         Section 1.  Annual Meetings.............................................................................5
         Section 2.  Special Meetings............................................................................5
         Section 3.  Notice of Meetings..........................................................................6
         Section 4.  Validity of Proxies.........................................................................6
         Section 5.  Place of Meeting............................................................................7
         Section 6.  Action Without a Meeting....................................................................7

ARTICLE VI           SHARES OF BENEFICIAL INTEREST...............................................................7
         Section 1.  Share Certificates..........................................................................7
         Section 2.  Transfer of Shares..........................................................................7
         Section 3.  Lost, Stolen or Destroyed Certificates......................................................8

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                               PAGE
ARTICLE VII          CUSTODY OF SECURITIES.......................................................................8
         Section 1.  Employment of a Custodian...................................................................8
         Section 2.  Termination of Custodian Agreement..........................................................8
         Section 3.  Other Arrangements..........................................................................8

ARTICLE VIII         FISCAL YEAR AND ACCOUNTANT..................................................................8
         Section 1.  Fiscal Year.................................................................................8
         Section 2.  Accountant..................................................................................9

ARTICLE IX           AMENDMENTS..................................................................................9
ARTICLE X            NET ASSET VALUE.............................................................................9
ARTICLE XI           MISCELLANEOUS...............................................................................9
         Section 1.  Inspection of Books.........................................................................9
         Section 2.  Severability................................................................................9
         Section 3.  Headings...................................................................................10

                                     BYLAWS

                                       OF

                         BERGER ENHANCED PORTFOLIO TRUST

                           (A Delaware Business Trust)

         These Bylaws of Berger Enhanced Portfolio Trust (the "Trust"), a Delaware business trust, are subject to the Trust Instrument of the Trust dated June 21, 2002, as from time to time amended, supplemented or restated (the "Trust Instrument"). Capitalized terms used herein have the same meaning as in the Trust Instrument.

                                    ARTICLE I

                    NAME OF TRUST, PRINCIPAL OFFICE AND SEAL

         Section 1. Principal Office. The principal office of the Trust shall be located in Denver, Colorado, or such other location as the Trustees may from time to time determine. The Trust may establish and maintain other offices and places of business as the Trustees may from time to time determine.

         Section 2. Delaware Office. The Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware and in any case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

         Section 3. Seal. The Trustees may adopt a seal which shall be in such form and have such inscription as the Trustees may from time to time determine. Any Trustee or officer of the Trust shall have authority to affix the seal to any document, provided that the failure to affix the seal shall not affect the validity or effectiveness of any document.

                                   ARTICLE II

                              MEETINGS OF TRUSTEES

         Section 1. Meetings. Meetings of the Trustees may be held at such places and such times as the Trustees may from time to time determine. Such meetings may be called orally or in writing, including by facsimile or other electronic means, by the Chairman of the Trustees, any two other Trustees, the President or Secretary. Each Trustee shall be given notice of any meeting as provided in Article II, Section 7, of the Trust Instrument.

         Section 2. Action Without a Meeting. Actions may be taken by the Trustees without a meeting or by conference telephone, internet connection or similar communication means, as provided in Article II, Section 7, of the Trust Instrument.

         Section 3. Compensation of Trustees. Each Trustee may receive such compensation from the Trust for his or her services and reimbursement for his or her expenses as may be fixed from time to time by the Trustees.

                                   ARTICLE III

                                   COMMITTEES

         Section 1. Organization. The Trustees may designate one or more committees of the Trustees. The Chairmen of such committees shall be elected by the Trustees. The number composing such committees and the powers conferred upon the same shall be determined by the vote of a majority of the Trustees. All members of such committees shall hold office at the pleasure of the Trustees. The Trustees may abolish any such committee at any time in their sole discretion. Any committee to which the Trustees delegate any of their powers shall maintain records of its meetings and shall report its actions to the Trustees. The Trustees shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect. The Trustees shall have the power at any time to fill vacancies in the committees. The Trustees may delegate to these committees any of their powers, except the power to declare a dividend or distribution on Shares, authorize the issuance of Shares, recommend to Shareholders any action requiring Shareholders' approval, amend these Bylaws, approve any merger or Share exchange, approve or terminate any contract with an investment adviser, transfer agent, custodian or principal underwriter, or to take any other action required by applicable law to be taken by the Trustees or to be approved by Shareholders.

         Section 2. Executive Committee. The Trustees may elect from their own number an Executive Committee which shall have any or all the powers of the Trustees when the Trustees are not in session.

         Section 3. Nominating Committee. The Trustees may elect from their own number a Nominating Committee which shall have the power to select and nominate Trustees who are not Interested Persons, and shall have such other powers and perform such other duties as may be assigned to it from time to time by the Trustees. The Nominating Committee shall consist solely of Trustees who are not Interested Persons.

         Section 4. Audit Committee. The Trustees may elect from their own number an Audit Committee which shall have the power to review and evaluate the audit function, including recommending independent certified public accountants, and shall have such other powers and perform such other duties as may be assigned to it from time to time by the Trustees.

         Section 5. Other Committees. The Trustees may appoint other committees whose members need not be Trustees. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Trustees, but shall not exercise any power which may lawfully be exercised only by the Trustees or a committee thereof.

         Section 6. Proceedings and Quorum. In the absence of an appropriate resolution of the Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members present at the meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member.

         Section 7. Compensation of Committee Members. Each committee member may receive such compensation from the Trust for his or her services and reimbursement for his or her expenses as may be fixed from time to time by the Trustees.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. General. The officers of the Trust shall be a President, a Treasurer, a Secretary, and may include a Chairman of the Trustees, one or more Vice Presidents, Assistant Treasurers or Assistant Secretaries, and such other officers as the Trustees may from time to time elect. It shall not be necessary for any Trustee or other officer to be a Shareholder of the Trust.

         Section 2. Election, Tenure and Qualifications of Officers. The officers of the Trust, except those appointed as provided in Section 10 of this Article, shall be elected by the Trustees. Each officer elected by the Trustees shall hold office until his or her successor shall have been elected and qualified or until his or her earlier death, resignation, removal or disqualification. Any person may hold one or more offices of the Trust except that no one person may serve concurrently as both President and Secretary. A person who holds more than one office in the Trust may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

         Section 3. Vacancies and Newly Created Offices. Whenever a vacancy shall occur in any office, regardless of the reason for such vacancy, or if any new office shall be created, such vacancies or newly created offices may be filled by the Trustees or, in the case of any office created pursuant to Section 10 of this Article, by any officer upon whom such power shall have been conferred by the Trustees.

         Section 4. Removal and Resignation. Any officer may be removed from office at any time, with or without cause, by the Trustees. In addition, any officer or agent appointed in accordance with the provisions of Section 10 of this Article may be removed, with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees. Any officer may resign from office at any time by delivering a written resignation to the Trustees, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

         Section 5. Chairman. The Chairman of the Trustees, if such an officer is elected by the Trustees, shall preside at all meetings of the Trustees and at all meetings of the Shareholders, and shall exercise and perform such other powers and duties as may be from time to time assigned to the Chairman by the Trustees or prescribed by these Bylaws.

         Section 6. President. The President shall be the chief executive officer of the Trust. The President must be a Trustee. Subject to the direction of the Trustees, the President shall have general charge of the business affairs, policies and property of the Trust and general supervision over its officers, employees and agents. In the absence of the Chairman of the Trustees or if no

Chairman of the Trustees has been elected, the President shall preside at all Shareholders' meetings and at all meetings of the Trustees and shall in general exercise the powers and perform the duties of the Chairman of the Trustees. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series or Class thereof. The President also shall have the power to employ attorneys, accountants and other advisers and agents for the Trust. The President shall exercise such other powers and perform such other duties as the Trustees may from time to time assign to the President.

         Section 7. Vice President. The Trustees may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as may from time to time be assigned to them by the Trustees or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the first appointed of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

         Section 8. Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial and accounting officer of the Trust and shall have general charge of the finances and books of the Trust. The Treasurer shall deliver all funds and securities of the Trust to such company as the Trustees shall retain as custodian in accordance with the Trust Instrument, these Bylaws, and applicable law. The Treasurer shall make annual reports regarding the business and financial condition of the Trust as soon as possible after the close of the Trust's fiscal year. The Treasurer also shall furnish such other reports concerning the business and financial condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform all acts incidental to the office of Treasurer, subject to the supervision of the Trustees, and shall perform such additional duties as the Trustees may from time to time designate.

         Any Assistant Treasurer may perform such duties of the Treasurer as the Trustees or the Treasurer may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

         Section 9. Secretary and Assistant Secretaries. The Secretary shall record all votes and proceedings of the meetings of Trustees and Shareholders in books to be kept for that purpose. The Secretary shall be responsible for giving and serving of all notices of the Trust. The Secretary shall have custody of any seal of the Trust. The Secretary shall be responsible for the records of the Trust, including the Share register and such other books and papers as the Trustees may direct and such books, reports, certificates and other documents required by law. All of such records and documents shall at all reasonable times be kept open by the Secretary for inspection by any Trustee for any proper Trust purpose. The Secretary shall perform all acts incidental to the office of Secretary, subject to the supervision of the Trustees, and shall perform such additional duties as the Trustees may from time to time designate.

         Any Assistant Secretary may perform such duties of the Secretary as the Trustees or the Secretary may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

         Section 10. Subordinate Officers. The Trustees may appoint from time to time such other officers and agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees may delegate from time to time to one or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any officer or agent appointed in accordance with the provisions of this Section 10 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

         Section 11. Compensation of Officers. Each officer may receive such compensation from the Trust for services and reimbursement for expenses as may be fixed from time to time by the Trustees.

         Section 12. Surety Bond. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his or her hands.

                                    ARTICLE V

                            MEETINGS OF SHAREHOLDERS

         Section 1. Annual Meetings. There shall be no annual Shareholders' meetings except as required by law or as hereinafter provided.

         Section 2. Special Meetings. Special meetings of Shareholders of the Trust or of any Series or Class shall be called by the President, Vice President or Secretary whenever ordered by the Trustees, and shall be held at such time and place as may be stated in the notice of the meeting.

         Special meetings of the Shareholders of the Trust or of any Series or Class shall be called by the Secretary upon the written request of Shareholders owning at least twenty-five percent (25%) of the Outstanding Shares entitled to vote at such meeting, provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and sending the notice thereof, which the Secretary shall determine and specify to such Shareholders.

         If the Secretary fails for more than thirty days to call a special meeting, the Trustees or the Shareholders requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice. If the meeting is a meeting of Shareholders of any Series or Class, but not a meeting of all Shareholders of the Trust, then only a special meeting of Shareholders of such Series or Class need be called and, in such case, only Shareholders of such Series or Class shall be entitled to notice of and to vote at such meeting.

         Section 3. Notice of Meetings. Except as provided in Section 2 of this Article, the Secretary shall cause written notice of the place, date and time, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice shall be given as determined by the Trustees at least fifteen days and not more than 90 days before the date of the original meeting. The written notice of any meeting may be sent by postal mail, postage prepaid, by electronic mail, by posting on the internet with notice by postal mail or electronic mail, or by any other electronic method of transfer, to each Shareholder entitled to vote at such meeting at his address or other designated destination, including, but not limited to, the Shareholder's postal mailing or e-mail address, as it appears on the records of the Trust. Notice of any Shareholders' meeting need not be given to any Shareholder if a written waiver of notice, executed before, at or after such meeting, is filed with the record of such meeting, or to any Shareholder who is present at such meeting in person or by proxy unless the Shareholder is present solely for the purpose of objecting to the call of the meeting. Notice of adjournment of a session or sessions of a Shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting at which the adjournment is taken and the adjourned session or sessions are held within a reasonable time after the date set for the original meeting. At the adjourned meeting the Trust may transact any business which might have been transacted at the original meeting. Unless otherwise specifically limited by their terms, any proxies provided in accordance with Section 4 shall entitle the holder thereof to vote at any adjournment. Any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

         Section 4. Validity of Proxies. Subject to the provisions of the Trust Instrument, Shareholders entitled to vote may vote either in person or by proxy, provided that either (1) a written instrument authorizing such proxy to act has been signed and dated by the Shareholder or by his or her duly authorized attorney, or (2) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of the Trust or of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Unless the proxy provides otherwise, it shall not be valid if executed more than eleven months before the date of the meeting. All proxies shall be delivered to the Secretary or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a Shareholders' meeting. At every meeting of Shareholders, unless the voting is conducted by inspectors, all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the chairman of the meeting. Subject to the provisions of the Trust Instrument or these Bylaws, all matters concerning the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

         Section 5. Place of Meeting. All special meetings of Shareholders shall be held at the principal place of business of the Trust or at such other place as the Trustees may from time to time designate.

         Section 6. Action Without a Meeting. Any action to be taken by Shareholders may be taken without a meeting if a majority (or such other amount as may be required by law) of the Outstanding Shares entitled to vote on the matter consent to the action in writing and such written consents are filed with the records of the Shareholders' meetings. Such written consent shall be treated for all purposes as a vote at a meeting of the Shareholders held at the principal place of business of the Trust. If the unanimous written consent of all Shareholders entitled to vote shall not have been received, the Secretary shall give prompt notice of the action approved by the Shareholders without a meeting.

                                   ARTICLE VI

                          SHARES OF BENEFICIAL INTEREST

         Section 1. Share Certificates. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize from time to time. The Trustees may issue certificates to a Shareholder of any Series or Class for any purpose and the issuance of a certificate to one or more Shareholders shall not require the issuance of certificates to all Shareholders. If the Trustees authorize the issuance of Share certificates, then such certificates shall be in the form prescribed from time to time by the Trustees and shall be signed by the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Trust. Such signatures may be facsimiles if the certificate is signed by a transfer agent or Shareholder servicing agent or by a registrar, other than a Trustee, officer or employee of the Trust. If any officer who has signed any such certificate or whose facsimile signature has been placed thereon shall have ceased to be such an officer before the certificate is issued, then such certificate may be issued by the Trust with the same effect as if he or she were such an officer at the date of issue. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

         In lieu of issuing certificates of Shares, the Trustees or the transfer agent or Shareholder servicing agent may either issue receipts or may keep accounts upon the books of the Trust for record holders of such Shares. In either case, the record holders shall be deemed, for all purposes, to be holders of certificates for such Shares as if they accepted such certificates and shall be held to have expressly consented to the terms thereof.

         Section 2. Transfer of Shares. The Shares of the Trust shall be transferable only by a transfer recorded on the books of the Trust by the Shareholder of record in person or by his or her duly authorized attorney or legal representative. The Shares of the Trust may be freely transferred, and the Trustees may, from time to time, adopt rules and regulations regarding the method of transfer of such Shares. The Trust shall be entitled to treat the holder of record of any Share or Shares as the absolute owner for all purposes, and shall not be bound to recognize any legal, equitable or other claim or interest in such Share or Shares on the part of any other person except as otherwise expressly provided by law.

         Shares of any Series of the Trust that are repurchased or redeemed by the Trust will be held in the treasury. Shares which are held in the treasury may be reissued and sold by the Trust.

         Section 3. Lost, Stolen or Destroyed Certificates. If any Share certificate should become lost, stolen or destroyed, a duplicate Share certificate may be issued in place thereof, upon such terms and conditions as the Trustees may prescribe, including, but not limited to, requiring the owner of the lost, stolen or destroyed certificate to give the Trust a bond or other indemnity, in such form and in such amount as the Trustees may direct and with such surety or sureties as may be satisfactory to the Trustees sufficient to indemnify the Trust against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VII

                              CUSTODY OF SECURITIES

         Section 1. Employment of a Custodian. The Trust shall at all times place and maintain all funds, securities and similar investments of the Trust and of each Series in the custody of a Custodian, including any subcustodian for the Custodian (the "Custodian"). The Custodian shall be one or more banks, trust companies or other organizations meeting the requirements of a custodian of assets of a registered investment company prescribed in the 1940 Act and the rules and regulations thereunder. The Custodian shall be appointed from time to time by the Trustees, who shall determine its remuneration.

         Section 2. Termination of Custodian Agreement. Upon termination of the Custodian Agreement or inability of the Custodian to continue to serve, the Trustees shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Trustees shall promptly call a special meeting of the Shareholders to determine whether the Trust shall function without a Custodian or shall be liquidated. If so directed by resolution of the Trustees or by vote of a majority of Outstanding Shares of the Trust, the Custodian shall deliver and pay over all property of the Trust or any Series held by it as specified in such vote.

         Section 3. Other Arrangements. The Trust may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.

                                  ARTICLE VIII

                           FISCAL YEAR AND ACCOUNTANT

         Section 1. Fiscal Year. The fiscal year of the Trust shall be as determined by the Trustees.

         Section 2. Accountant. The Trust shall employ independent certified public accountants as its accountant ("Accountant") to examine the accounts of the Trust and to sign and certify financial statements filed by the Trust. The Accountant's certificates and reports shall be addressed both to the Trustees and to the Shareholders.

                                   ARTICLE IX

                                   AMENDMENTS

         All Bylaws of the Trust shall be subject to amendment, alteration or repeal, and new Bylaws may be made by the affirmative vote of a majority of either: (1) the Outstanding Shares of the Trust entitled to vote at any meeting; or (2) the Trustees at any meeting.

                                    ARTICLE X

                                 NET ASSET VALUE

         The term "Net Asset Value" of any Series shall mean that amount by which the assets belonging to that Series exceed its liabilities, all as determined by or under the direction of the Trustees. Such value per Share shall be determined separately for each Series and shall be determined on such days and at such times as the Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees, provided, however, that the Trustees, without Shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Commission or insofar as permitted by any order of the Commission applicable to the Series. The Trustees may delegate any of their powers and duties with respect to appraisal of assets and liabilities. At any time the Trustees may cause the Net Asset Value per Share last determined to be determined again in a similar manner and may fix the time when such redetermined values shall become effective. The Net Asset Value of any Series may vary by Class within the Series, reflecting such differences among Classes as may have been designated by the Trustees in establishing such Classes.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 1. Inspection of Books. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions the accounts and books of the Trust or any Series or Class shall be open to the inspection of Shareholders. No Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees.

         Section 2. Severability. The provisions of these Bylaws are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the Trust Instrument, the 1940 Act, the Delaware Act, the regulated investment company provisions of the

Internal Revenue Code or with other applicable laws and regulations the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.

         Section 3. Headings. Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.


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